EXHIBIT 23.2



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


         We hereby consent to the inclusion of our report, dated March 12, 2003 (September 30, 2005 as to the effects of the restatement), appearing in this amended and restated Annual Report on Form 10-KSB/A of Flexible Solutions International, Inc. for the year ended December 31, 2003.


                                                       /s/ PANNELL KERR FORSTER,
                                                       Chartered Accountants

Vancouver, Canada
November 10, 2005